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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-33127) of Midcoast Energy Resources, Inc. of our report dated March 10, 2000 relating to the financial statements, which appears in Midcoast Energy Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 10, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
July 11, 2000